Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports Second Quarter 2017 Performance

ATLANTA – July 20, 2017 – Leading Supply Chain Commerce Solutions provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the second quarter ended June 30, 2017, of $0.45 compared to $0.46 in Q2 2016, on license revenue of $22.4 million and total revenue of $154.1 million. Non-GAAP adjusted diluted earnings per share for Q2 2017 was $0.50 compared to $0.49 in Q2 2016.

“Q2 represents a strong quarter of solid license revenue and pipeline activity well balanced across all three regions,” said Eddie Capel, president and chief executive officer of Manhattan Associates.  “During the quarter, we also made a strategic introduction of our next-generation software, the Manhattan Active™ portfolio, and have been very encouraged by customer interest and pipeline activity as a result.”

“We expect retail market headwinds, while challenging the speed of decision making, to present meaningful growth potential for Manhattan as many retailers address strategic challenges with enterprise transformation.  We are very focused on seizing this opportunity with the introduction of Manhattan Active Omni, the industry’s first cloud native omni-channel operations platform and the only application suite in the market that fully melds Order Management, Point of Sale, Clienteling, Store Inventory and Fulfillment into a single, cloud native solution. We are pleased with the market’s enthusiasm for our latest innovation releases and continue to invest significant energy and capital to advance the world’s leading suite of Supply Chain Commerce solutions to extend our market leadership in 2017 and beyond,” said Capel.

SECOND QUARTER 2017 FINANCIAL SUMMARY:

•	GAAP diluted earnings per share was $0.45 in Q2 2017, compared to $0.46 in Q2 2016.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.50 in Q2 2017, compared to $0.49 in Q2 2016.
•	Consolidated total revenue was $154.1 million in Q2 2017, compared to $154.9 million in Q2 2016. License revenue was $22.4 million in Q2 2017, compared to $20.6 million in Q2 2016.
•	GAAP operating income was $49.3 million in Q2 2017, compared to $52.3 million in Q2 2016.
•	Adjusted operating income, a non-GAAP measure, was $55.2 million in Q2 2017, compared to $55.9 million in Q2 2016.
•	Cash flow from operations was $11.3 million in Q2 2017, compared to $19.1 million in Q2 2016. Days Sales Outstanding was 57 days at June 30, 2017, compared to 53 days at March 31, 2017.
•	Cash and investments totaled $86.6 million at June 30, 2017, compared to $101.3 million at March 31, 2017.
•

During the three months ended June 30, 2017, the Company repurchased 535,340 shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors, for a total investment of $25.0 million. In July 2017, the Board of Directors authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

SIX MONTH 2017 FINANCIAL SUMMARY:

•	GAAP diluted earnings per share for the six months ended June 30, 2017 was a record $0.85, compared to $0.84 for the six months ended June 30, 2016.

•	Adjusted diluted earnings per share, a non-GAAP measure, was a record $0.92 for the six months ended June 30, 2017, compared to $0.91 for the six months ended June 30, 2016.
•

Consolidated revenue for the six months ended June 30, 2017, was $297.6 million, compared to $304.8 million for the six months ended June 30, 2016. License revenue was a record $45.2 million for the six months ended June 30, 2017, compared to $41.2 million for the six months ended June 30, 2016.

•	GAAP operating income was $91.0 million for the six months ended June 30, 2017, compared to $95.4 million for the six months ended June 30, 2016.
•	Adjusted operating income, a non-GAAP measure, was $101.5 million for the six months ended June 30, 2017, compared to $103.8 million for the six months ended June 30, 2016.
•	Cash flow from operations was a record $72.6 million in the six months ended June 30, 2017, compared to $59.5 million in the six months ended June 30, 2016.
•

During the six months ended June 30, 2017, the Company repurchased 1,539,208 shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors, for a total investment of $75.0 million.

SALES ACHIEVEMENTS:

•	Recognized license revenue of $1.0 million or more on four new contracts during Q2 2017.
•

Completed software license wins with new customers such as: Avalon Express, B&H Foto & Electronics, Coolblue, Continental Express, Delta Galil, dōTERRA, Francois Marine Services, Freymiller Trucking, Nationwide Truck Brokers, New Wave Group Canadian Distribution, Nissan International, Office Depot International, Renault, s.Oliver, Sub-Zero Group, Vineyard Vines and Vision Media Management & Fulfillment.

•

Expanded relationships with existing customers such as: Alidi, American Tack & Hardware Company, APL Logistics Americas, Batory Foods, Boston Scientific Corporation, Costa Del Mar, Custom Goods, Damco Distribution Services, Dirt Cheap,

Donaldson Europe, Fenix Outdoor, Fleet Wholesale Supply Co., Harng Central Department Stores, Hy-Vee, IEH Auto Parts, Keeco, LeSaint Logistics, Logistic Union, lululemon athletica, Office Depot de México, Marr Russia, My Chemist, PepsiCo Russia, Perfect-10 Satellite Distribution, Recreational Equipment, Riffle Machine Works, Skechers, Staples Australia, The Apparel Group, Task International, TwinMed, UPS Supply Chain Solutions and Uniform Advantage.

2017 GUIDANCE

Manhattan Associates provides the following revenue and diluted earnings per share guidance for the full year 2017:

	Guidance Range - 2017 Full Year
($'s in millions, except EPS)	$ Range		% Growth Range

Total revenue - current guidance	$590	$600	-2%	-1%

Total revenue - previous guidance	$606	$620	0%	3%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.71	$1.75	-1%	2%
Equity-based compensation, net of tax	0.11	0.11
Restructuring charge, net of tax	0.03	0.03
Adjusted EPS(1) - current guidance	$1.85	$1.89	-1%	1%

GAAP EPS - previous guidance	$1.77	$1.81	3%	5%
Equity-based compensation, net of tax	0.12	0.12
Adjusted EPS(1) - previous guidance	$1.89	$1.93	1%	3%

(1) Adjusted EPS is a Non-GAAP measure which excludes the impact of equity-based compensation and restructuring charge, and the related income tax effects of these items.

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its second quarter financial results will be held today, July 20, 2017, at 4:30 p.m. Eastern Standard Time. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 41791412 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ third quarter 2017 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the quarter and six months ended June 30, 2017.

Non-GAAP adjusted operating income, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization thereof, and a restructuring charge – all net of income tax effects. Reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments are included in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omni-channel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omni-channel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include the information set forth under “2017 Guidance.” Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Software license	$22,442	$20,631	$45,215	$41,238
Services	116,828	119,833	225,661	236,096
Hardware and other	14,871	14,428	26,754	27,418
Total revenue	154,141	154,892	297,630	304,752
Costs and expenses:
Cost of license	2,355	2,283	4,595	5,435
Cost of services	47,751	48,393	97,494	100,297
Cost of hardware and other	12,207	11,841	21,845	21,598
Research and development	14,102	13,458	28,327	28,164
Sales and marketing	11,732	12,015	23,521	24,603
General and administrative	11,387	12,368	23,259	24,816
Depreciation and amortization	2,326	2,266	4,588	4,472
Restructuring charge	3,022	-	3,022	-
Total costs and expenses	104,882	102,624	206,651	209,385
Operating income	49,259	52,268	90,979	95,367
Other (loss) income, net	(68)	654	(439)	1,174
Income before income taxes	49,191	52,922	90,540	96,541
Income tax provision	18,047	19,581	31,172	35,720
Net income	$31,144	$33,341	$59,368	$60,821

Basic earnings per share	$0.45	$0.46	$0.85	$0.84
Diluted earnings per share	$0.45	$0.46	$0.85	$0.84

Weighted average number of shares:
Basic	69,227	71,880	69,610	72,264
Diluted	69,421	72,228	69,844	72,633

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Operating income	$49,259	$52,268	$90,979	$95,367
Equity-based compensation (a)	2,796	3,495	7,268	8,183
Purchase amortization (c)	108	108	215	215
Restructuring charge (d)	3,022	-	3,022	-
Adjusted operating income (Non-GAAP)	$55,185	$55,871	$101,484	$103,765

Income tax provision	$18,047	$19,581	$31,172	$35,720
Equity-based compensation (a)	1,021	1,294	2,653	3,028
Tax (expense) benefit of stock awards vested (b)	(93)	-	1,875	-
Purchase amortization (c)	40	39	79	79
Restructuring charge (d)	1,103	-	1,103	-
Adjusted income tax provision (Non-GAAP)	$20,118	$20,914	$36,882	$38,827

Net income	$31,144	$33,341	$59,368	$60,821
Equity-based compensation (a)	1,775	2,201	4,615	5,155
Tax expense (benefit) of stock awards vested (b)	93	-	(1,875)	-
Purchase amortization (c)	68	69	136	136
Restructuring charge (d)	1,919	-	1,919	-
Adjusted net income (Non-GAAP)	$34,999	$35,611	$64,163	$66,112
			-

Diluted EPS	$0.45	$0.46	$0.85	$0.84
Equity-based compensation (a)	0.03	0.03	0.07	0.07
Tax benefit of stock awards vested (b)	-	-	(0.03)	-
Purchase amortization (c)	-	-	-	-
Restructuring charge (d)	0.03	-	0.03	-
Adjusted diluted EPS (Non-GAAP)	$0.50	$0.49	$0.92	$0.91

Fully diluted shares	69,421	72,228	69,844	72,633

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Cost of services	$580	$868	$1,721	$2,147
Research and development	434	620	1,154	1,374
Sales and marketing	393	595	1,060	1,280
General and administrative	1,389	1,412	3,333	3,382
Total equity-based compensation	$2,796	$3,495	$7,268	$8,183

(b)

During the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, to improve the accounting for employee share-

based payments. Under the new guidance, all excess tax benefits and certain tax deficiencies are recognized as income tax expense or benefit in the income statements on a prospective basis, rather than recorded in additional paid-in capital. The adjustment represents the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes, respectively. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry.  Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from prior acquisition. Such amortization is excluded from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof.

(d)

In May 2017, we eliminated about 100 positions due to the headwinds in the retail sector and to align our services capacity with demand. This action does not impair nor alter our strategic investment plans in innovation and sales and marketing to increase market share and extend our competitive advantage. As a result of this initiative, we recorded a charge of approximately $3.0 million in the second quarter of 2017. The charge primarily consists of employee severance, employee transition cost and outplacement services. We do not believe that the charge is common cost that resulted from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$76,704	$95,615
Short-term investments	9,898	-
Accounts receivable, net of allowance of $3,394 and $3,595, respectively	96,295	100,285
Prepaid expenses and other current assets	13,935	11,118
Total current assets	196,832	207,018

Property and equipment, net	16,177	17,424
Goodwill, net	62,240	62,228
Deferred income taxes	1,464	2,867
Other assets	8,022	7,603
Total assets	$284,735	$297,140

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,201	$12,052
Accrued compensation and benefits	20,102	20,700
Accrued and other liabilities	11,561	12,510
Deferred revenue	73,001	63,457
Income taxes payable	-	8,924
Total current liabilities	117,865	117,643

Other non-current liabilities	9,184	10,131

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2017 and 2016	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 68,926,397 and 70,233,955 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	689	702
Retained earnings	170,119	184,558
Accumulated other comprehensive loss	(13,122)	(15,894)
Total shareholders' equity	157,686	169,366
Total liabilities and shareholders' equity	$284,735	$297,140

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2017	2016
	(unaudited)	(unaudited)
Operating activities:
Net income	$59,368	$60,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,588	4,472
Equity-based compensation	7,268	8,183
Loss on disposal of equipment	9	14
Tax benefit of stock awards exercised/vested	-	5,069
Excess tax benefits from equity-based compensation	-	(5,074)
Deferred income taxes	1,966	950
Unrealized foreign currency loss (gain)	42	(403)
Changes in operating assets and liabilities:
Accounts receivable, net	5,243	4,113
Other assets	(2,985)	(1,124)
Accounts payable, accrued and other liabilities	(2,117)	(10,624)
Income taxes	(9,336)	(2,313)
Deferred revenue	8,549	(4,577)
Net cash provided by operating activities	72,595	59,507

Investing activities:
Purchase of property and equipment	(2,703)	(4,107)
Net (purchases) maturities of investments	(9,457)	8,113
Net cash (used in) provided by investing activities	(12,160)	4,006

Financing activities:
Purchase of common stock	(81,620)	(92,812)
Proceeds from issuance of common stock from options exercised	-	18
Excess tax benefits from equity-based compensation	-	5,074
Net cash used in financing activities	(81,620)	(87,720)

Foreign currency impact on cash	2,274	(1,074)

Net change in cash and cash equivalents	(18,911)	(25,281)
Cash and cash equivalents at beginning of period	95,615	118,416
Cash and cash equivalents at end of period	$76,704	$93,135

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.38	$0.46	$0.47	$0.42	$1.72	$0.40	$0.45	$0.85
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.04	0.14	0.04	0.03	0.07
Tax benefit of stock awards vested	-	-	-	-	-	(0.03)	-	(0.03)
Purchase amortization	-	-	-	-	-	-	-	-
Restructuring charge	-	-	-	-	-	-	0.03	0.03
Adjusted Diluted EPS	$0.42	$0.49	$0.50	$0.46	$1.87	$0.42	$0.50	$0.92
Fully Diluted Shares	73,020	72,228	71,743	71,148	72,060	70,247	69,421	69,844
2.	Revenues and operating income by reportable segment are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$128,807	$131,018	$130,099	$123,660	$513,584	$113,115	$123,658	$236,773
EMEA	15,686	18,185	15,078	17,333	66,282	23,360	22,028	45,388
APAC	5,367	5,689	7,036	6,599	24,691	7,014	8,455	15,469
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489	$154,141	$297,630

GAAP Operating Income:
Americas	$37,454	$44,126	$46,213	$37,154	$164,947	$28,713	$35,717	$64,430
EMEA	4,439	6,854	4,822	5,945	22,060	10,754	9,995	20,749
APAC	1,206	1,288	2,549	2,257	7,300	2,253	3,547	5,800
	$43,099	$52,268	$53,584	$45,356	$194,307	$41,720	$49,259	$90,979

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,688	$3,495	$3,541	$4,210	$15,934	$4,472	$2,796	$7,268
Purchase amortization	107	108	107	108	430	107	108	215
Restructuring charge	-	-	-	-	-	-	2,908	2,908
	$4,795	$3,603	$3,648	$4,318	$16,364	$4,579	$5,812	$10,391

EMEA:
Restructuring charge	-	-	-	-	-	-	114	114

Adjusted non-GAAP Operating Income:
Americas	$42,249	$47,729	$49,861	$41,472	$181,311	$33,292	$41,529	$74,821
EMEA	4,439	6,854	4,822	5,945	22,060	10,754	10,109	20,863
APAC	1,206	1,288	2,549	2,257	7,300	2,253	3,547	5,800
	$47,894	$55,871	$57,232	$49,674	$210,671	$46,299	$55,185	$101,484

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Professional services	$84,506	$86,992	$84,843	$77,097	$333,438	$75,457	$80,869	$156,326
Customer support and software enhancements	31,757	32,841	34,424	34,826	133,848	33,376	35,959	69,335
Total services revenue	$116,263	$119,833	$119,267	$111,923	$467,286	$108,833	$116,828	$225,661
4.	Hardware and other revenue includes the following items (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Hardware revenue	$8,761	$9,554	$6,543	$9,070	$33,928	$7,559	$10,413	$17,972
Billed travel	4,229	4,874	4,770	4,474	18,347	4,324	4,458	8,782
Total hardware and other revenue	$12,990	$14,428	$11,313	$13,544	$52,275	$11,883	$14,871	$26,754
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$(810)	$(474)	$(784)	$(1,425)	$(3,493)	$(1,547)	$(1,219)	$(2,766)
Costs and expenses	(1,292)	(702)	(782)	(1,028)	(3,804)	(789)	(396)	(1,185)
Operating income	482	228	(2)	(397)	311	(758)	$(823)	(1,581)
Foreign currency gains (losses) in other income	165	331	(72)	211	635	(646)	(348)	(994)
	$647	$559	$(74)	$(186)	$946	$(1,404)	$(1,171)	$(2,575)

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$682	$459	$259	$159	$1,559	$(70)	$(326)	$(396)
Foreign currency (losses) gains in other income	(109)	212	(44)	159	218	(320)	(190)	(510)
Total impact of changes in the Indian Rupee	$573	$671	$215	$318	$1,777	$(390)	$(516)	$(906)

6.Other income includes the following components (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	$335	$329	$281	$216	$1,161	$293	$264	$557
Foreign currency gains (losses)	165	331	(72)	211	635	(646)	(348)	(994)
Other non-operating income (expense)	20	(6)	1	(11)	4	(18)	16	(2)
Total other income (loss)	$520	$654	$210	$416	$1,800	$(371)	$(68)	$(439)

7.Capital expenditures are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$1,906	$2,201	$1,358	$1,378	$6,843	$789	$1,914	$2,703
8.	Stock Repurchase Activity (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Shares purchased under publicly-announced buy-back program	892	552	420	957	2,821	1,004	535	1,539
Shares withheld for taxes due upon vesting of restricted stock	163	-	3	1	167	131	1	132
Total shares purchased	1,055	552	423	958	2,988	1,135	536	1,671
Total cash paid for shares purchased under publicly-announced buy-back program	$48,499	$34,995	$24,998	$49,901	$158,393	$49,978	$24,974	$74,952
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	9,292	26	158	64	9,540	6,641	27	6,668
Total cash paid for shares repurchased	$57,791	$35,021	$25,156	$49,965	$167,933	$56,619	$25,001	$81,620

9.

As mentioned in footnote b to the reconciliation of selected GAAP to Non-GAAP Measures, during the first quarter of 2017, we adopted ASU 2016-09 Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. Had we adopted the guidance during the first quarter of 2016, the cash provided by operating activities and cash used in financing activities for the six months ended June 30, 2016 as compared to June 30, 2017 would have been as follows:

	Six Months Ended June 30,
	2016	2017

Net cash provided by operating activities, as stated	$59,507	$72,595
Add: excess tax benefit from equity-based compensation	5,074	-
Revised net cash provided by operating activities	$64,581	$72,595

Net cash used in financing activities, as stated	$(87,720)	$(81,620)
Less: excess tax benefit from equity-based compensation	(5,074)	-
Revised net cash used in financing activities	$(92,794)	$(81,620)